UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024 (January 31, 2024)

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut	06831
(Address or principal executive offices)	(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2024, an indirect majority-owned subsidiary (the “Borrower”) of Belpointe PREP, LLC (the “Company” “we,” “us” or “our”) entered into a mezzanine loan agreement (the “Mezzanine Loan Agreement”) with Southern Realty Trust Holdings, LLC (the “Lender”), for up to $56.3 million in principal amount (the “Mezzanine Loan”). The Mezzanine Loan bears interest at a rate of 13.0% per annum, and is secured by our investment in 1991 Main Street, Sarasota, Florida (“1991 Main”). Advances under the Mezzanine Loan may be used to reimburse the Company for certain costs and expenses incurred in relation to, and to fund the continued development of, 1991 Main. The Mezzanine Loan has an initial maturity date of May 12, 2027 and contains a one-year extension option, subject to certain restrictions.

In connection with the Mezzanine Loan, we provided the Lender with (i) a debt service and carry guaranty, which, among other things, guarantees payment of interest, principal and other obligations under the Mezzanine Loan, and under the construction loan agreement (“Mortgage Loan Agreement”) for up to $130.0 million in principal amount previously entered into with Bank OZK (the “Mortgage Lender”), and other costs and expenses associated with operation, maintenance and management of 1991 Main, (ii) a completion guaranty, which, among other things, guarantees completion of the work on 1991 Main, and (iii) a carveout guaranty, which, among other things, indemnifies the Lender for losses resulting from certain “bad acts,” insolvency, environmental conditions, violations of the terms of the Mezzanine Loan Agreement and certain provisions of the Mortgage Loan Agreement (collectively, the “Guarantees”). Similar to the carveout guaranty we provided to the Mortgage Lender in connection with the Mortgage Loan Agreement, the Guarantees contain financial covenants requiring that we maintain liquid assets of no less than $20.0 million and a net worth of no less than $130.0 million.

Together with the Borrower we also provided a customary environmental indemnity agreement to the Lender, pursuant to which we agreed to protect, defend, indemnify, release and hold harmless the Lender from and against certain environmental liabilities related to 1991 Main.

In connection with the Mezzanine Loan we and our indirect majority-owned subsidiary entered into a second modification agreement with the Mortgage Lender pursuant to which the Mortgage Lender, among other things, consented certain modifications of the Mortgage Loan Agreement and the making of the Mezzanine Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2024

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer